As filed with the Securities and Exchange Commission on April 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
STAAR SURGICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	95-3797439
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Kaufman
Vice President and General Counsel
STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016
(626) 303-7902
(Name, address, including zip code, and telephone number, including area code, of agent for Service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-136213
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Calculation of Registration Fee

	Proposed
Title of Class of	Maximum Aggregate	Amount of
Securities to be Registered	Offering Price	Registration Fee (1)
Common Stock, $0.01 par value	$3,000,000	$92.10

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(2)	$15,000,000 were registered under Registration Statement No. 333-136213, in connection with which a filing fee of $1,605 was paid.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     This registration statement is being filed to register an additional $3,000,000 worth of shares of our common stock, $0.01 par value per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-136213) which was declared effective on August 8, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
     The required opinions and consents are listed on the Index to Exhibits attached to and filed with this registration statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on April 25, 2007.

STAAR SURGICAL COMPANY
By:	/s/David Bailey
David Bailey
President, Chief Executive officer (Principal Executive officer)

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POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of STAAR Surgical Company, a Delaware corporation (the “Company”), hereby nominate and appoint Deborah Andrews and Charles Kaufman, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director or officer of STAAR Surgical Company), to sign any and all amendments (including post-effective amendments) to registration statement file no. 333-136213, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully cause to be done by virtue hereof.
     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Bailey David Bailey	President, Chief Executive officer, and Director (Principal Executive officer)	April 25, 2007
/s/ Deborah Andrews Deborah Andrews	Chief Financial officer and Chief Accounting officer (Principal Financial and Accounting officer)	April 25, 2007
/s/ Don Bailey Don Bailey	Director, Chairman of the Board	April 25, 2007
/s/ Donald Duffy Donald Duffy	Director	April 25, 2007
/s/ David Morrison David Morrison	Director	April 25, 2007
/s/ David Schlotterbeck David Schlotterbeck	Director	April 25, 2007

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Index to Exhibits

Exhibit
Number	Description of Exhibit
5.1	Opinion regarding legality of securities.

23.1	Consent of BDO Seidman, LLP .

23.2	Consent of Charles Kaufman, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-2).

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